Exhibit 99.1

For Release: Thursday, Feb. 6, 2014, 7:30 a.m. EST

GM Reports 2013 Net Income of $3.8 Billion
Full-year EBIT-adjusted of $8.6 billion, up from $7.9 billion in 2012

•	Company posts fourth consecutive year of profits

•	Fourth quarter net income of $0.9 billion, compared to $0.9 billion last year

•	EBIT-adjusted of $1.9 billion in fourth quarter, up from $1.2 billion last year

•	GM North America records best year ever with EBIT-adjusted of $7.5 billion

DETROIT - General Motors Co. (NYSE: GM) today announced 2013 calendar-year net income attributable to common stockholders of $3.8 billion, or $2.38 per fully diluted share, down from $4.9 billion, or $2.92 per fully diluted share in 2012. Operating performance improved during the year, but was more than offset by a net loss from special items and incremental tax expense.

Special items during the calendar year impacted full-year net income to common stockholders unfavorably, $(1.3) billion, or $(0.80) per share, compared to an unfavorable $(0.5) billion impact in 2012, or $(0.32) per share. These special items included charges for several strategic decisions taken to improve the company’s future competitiveness in key global markets. Full-year results were also impacted by incremental tax expense of $(1.7) billion or $(1.02) per fully diluted share compared to 2012.

Revenue increased 2 percent to $155.4 billion, compared with $152.3 billion in 2012. Full-year earnings before interest and tax (EBIT) adjusted was $8.6 billion, compared with $7.9 billion in 2012. Full-year EBIT-adjusted for 2013 includes the impact of restructuring charges of $(0.4) billion.

“Launches of some of the best vehicles in our history combined with significant improvements in our core business led to a solid year,” said GM CEO Mary Barra. “The tough decisions made during the year will further strengthen our operations. We’re now in execution mode and our sole focus will be on delivering results on a global basis.”

1

Overview (in billions except for per share amounts)

	Q4 2012	Q4 2013	Full-year 2012	Full-year 2013

Revenue	$39.3	$40.5	$152.3	$155.4
Net income attributable to common stockholders	$0.9	$0.9	$4.9	$3.8

Earnings per share (EPS) fully diluted	$0.54	$0.57	$2.92	$2.38
Impact of special items on EPS fully diluted	$0.06	$(0.10)	$(0.32)	$(0.80)

EBIT-adjusted	$1.2	$1.9	$7.9	$8.6
Automotive net cash flow from operating activities	$0.5	$2.8	$9.6	$11.0
Adjusted automotive free cash flow	$1.1	$1.1	$4.3	$3.7

Fourth Quarter Results
Revenue in the fourth quarter of 2013 increased 3 percent to $40.5 billion, compared with the fourth quarter of 2012. GM’s fourth quarter 2013 net income attributable to common stockholders was $0.9 billion, or $0.57 per fully diluted share, including a net loss from special items of $(0.2) billion or $(0.10) per fully diluted share.

In the fourth quarter of 2012, GM’s net income attributable to common stockholders was $0.9 billion, or $0.54 per fully diluted share, including a net gain from special items of $0.1 billion or $0.06 per fully diluted share.

EBIT-adjusted was $1.9 billion in the fourth quarter of 2013, compared with $1.2 billion in the fourth quarter of 2012. Fourth quarter EBIT-adjusted for 2013 includes the impact of restructuring charges of $(0.2) billion.

GM’s fourth quarter 2013 special items impact to net income of $(0.2) billion includes a $(0.7) billion charge related to the exit of the Chevrolet brand from Europe, and a $(0.5) billion asset impairment related to the termination of manufacturing operations in Australia. A favorable tax settlement and a gain on the sale of an equity investment in Ally Financial, along with other smaller items, partially offset these charges.

Segment Results

•
GM North America (GMNA) reported EBIT-adjusted of $1.9 billion in the fourth quarter of 2013 compared with $1.1 billion in 2012. Full-year EBIT-adjusted was $7.5 billion in 2013 compared to $6.5 billion in 2012, setting a record for earnings in North America. Based on GMNA’s 2013 financial performance, the company will pay profit sharing of up to $7,500 to approximately 48,500 eligible GM U.S. hourly employees.

•
GM Europe (GME) reported EBIT-adjusted of $(0.3) billion in the fourth quarter of 2013, compared to $(0.8) billion in 2012. Full-year EBIT-adjusted was $(0.8) billion in 2013, compared with $(1.9) billion in 2012.

•
GM International Operations (GMIO) reported EBIT-adjusted of $0.2 billion in the fourth quarter of 2013 compared with $0.7 billion in 2012. Full-year EBIT-adjusted was $1.2 billion in 2013 compared with $2.5 billion in 2012.

•
GM South America (GMSA) reported EBIT-adjusted of $0.0 billion in the fourth quarter of 2013, compared with $0.1 billion in 2012. Full-year EBIT-adjusted was $0.3 billion in 2013 compared with EBIT-adjusted of $0.5 billion in 2012.

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•	GM Financial reported earnings before taxes (EBT) of $0.2 billion in the fourth quarter of 2013, compared with $0.1 billion in 2012. Full-year EBT was $0.9 billion, compared to $0.7 billion in 2012.

Cash Flow and Liquidity
For the fourth quarter of 2013, automotive cash flow from operating activities was $2.8 billion, compared to $0.5 billion in 2012. In the fourth quarter of 2013, adjusted automotive free cash flow was $1.1 billion, unchanged from 2012. For the year, adjusted automotive free cash flow was $3.7 billion, compared to $4.3 billion a year ago.

GM ended 2013 with strong total automotive liquidity of $38.3 billion compared with $37.2 billion at year-end in 2012. Automotive cash and marketable securities was $27.9 billion at the end of 2013, compared with $26.1 billion a year earlier.

GM expects capital expenditures for 2014 to be approximately $7.5 billion.

Pension Update
GM’s year-end global pension obligations of $99 billion were approximately 80 percent funded at the end of 2013. The year-end unfunded position was $19.9 billion, down from $27.8 billion at the end of 2012.

GM’s U.S. defined benefit pension plan obligations of $71.5 billion ended the year approximately 90 percent funded. The year-end underfunded position was $7.3 billion, down by almost half from $14 billion the year prior. For 2013, the return on U.S. defined benefit pension plan assets was approximately 3 percent.

Under current economic conditions, GM expects no mandatory contributions to U.S. defined benefit pension plans for at least five years. While the company will continue to evaluate opportunities to make voluntary cash contributions, it has no current plans to do so in 2014.

“In 2013, we strengthened our fortress balance sheet and delivered consistent earnings, providing the foundation for a quarterly dividend for our shareholders this year,” said Chuck Stevens, GM executive vice president and chief financial officer. “This year we’ll leverage our strength in the U.S. and China to execute important restructuring activities in other key global operations.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM’s brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Daewoo, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACTS:

Tom Henderson 313-410-2704 GM Financial Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s International Operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; our ability to remain competitive in Korea and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-

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K and quarterly reports on Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports to the SEC.

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Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, (EBIT-adjusted) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating segments
GMNA(a)	$1,884	$1,142	$7,461	$6,470
GME(a)	(345)	(761)	(844)	(1,939)
GMIO(a)	208	676	1,230	2,528
GMSA(a)	27	135	327	457
GM Financial(b)	225	146	898	744
Total operating segments(c)	1,999	1,338	9,072	8,260
Corporate and eliminations	(100)	(90)	(494)	(401)
EBIT-adjusted(c)	1,899	1,248	8,578	7,859
Adjustments	(691)	(35,418)	(805)	(36,106)
Corporate interest income	57	84	246	343
Automotive interest expense	117	133	334	489
(Gain) loss on extinguishment of debt	(26)	232	212	250
Income tax expense (benefit)	134	(35,645)	2,127	(34,831)
Net income attributable to stockholders	1,040	1,194	5,346	6,188
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock	(127)	(215)	(1,576)	(859)
Less: undistributed earnings allocated to Series B Preferred Stock participating security(d)	—	(87)	—	(470)
Net income attributable to common stockholders	$913	$892	$3,770	$4,859
__________

(a)
In the three months ended March 31, 2013 GM changed its managerial and reporting structure to report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of intersegment sales and profits. Prior year operating segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)	GM Financial amounts represent income before income taxes.

(c)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(d)
In the three months and year ended December 31, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share; accordingly, a portion of undistributed earnings were allocated to the Series B Preferred Stock for determining earnings per share. In the three months and year ended December 31, 2013 GM was required to use the if-converted method for calculating earnings per share as the applicable market value of its common stock was within the price range of $33.00 to $39.60 per common share.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize the impact of special items to EBIT-adjusted (in millions):

	Year Ended December 31, 2013
	GMNA	GME	GMIO	GMSA	Corporate	Total
Impairment charges of property and intangible assets	$—	$—	$(774)	$—	$—	$(774)
Costs related to our plans to cease mainstream distribution of Chevrolet brand in Europe	—	—	(621)	—	—	(621)
Reversal of GM Korea wage litigation accrual	—	—	577	—	—	577
Gain on sale of equity investment in Ally Financial	—	—	—	—	483	483
Goodwill impairment charges	—	—	(442)	—	—	(442)
Venezuela currency devaluation	—	—	—	(162)	—	(162)
Gain on sale of equity investment in PSA	—	152	—	—	—	152
Noncontrolling interests related to redemption of the GM Korea mandatorily redeemable preferred shares	—	—	67	—	—	67
Pension settlement charges	(56)	—	—	—	—	(56)
Charges related to PSA product development agreement	(49)	—	—	—	—	(49)
Income related to insurance recoveries	5	1	24	5	—	35
Total adjustments to automotive EBIT	$(100)	$153	$(1,169)	$(157)	$483	$(790)

	Year Ended December 31, 2012
	GMNA	GME	GMIO	GMSA	Corporate	Total
Goodwill impairment charges	$(26,399)	$(590)	$(132)	$—	$—	$(27,121)
Impairment charges of property	—	(3,714)	—	—	—	(3,714)
Pension settlement charges	(2,662)	—	—	—	—	(2,662)
Impairment charges of intangible assets	—	(1,755)	—	—	—	(1,755)
Premium paid to purchase our common stock from the UST	—	—	—	—	(402)	(402)
GM Korea wage litigation accrual	—	—	(336)	—	—	(336)
Impairment charge related to investment in PSA	—	(220)	—	—	—	(220)
Income related to insurance recoveries	9	7	112	27	—	155
Charge to record GMS assets and liabilities to estimated fair value	—	(119)	—	—	—	(119)
Noncontrolling interests related to redemption of the GM Korea mandatorily redeemable preferred shares	—	—	68	—	—	68
Total adjustments to automotive EBIT	$(29,052)	$(6,391)	$(288)	$27	$(402)	$(36,106)

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Automotive adjusted free cash flow	$1,127	$1,136	$3,697	$4,288
Less: Adjustments	154	2,712	225	2,712
Automotive free cash flow	973	(1,576)	3,472	1,576
Capital expenditures	1,779	2,062	7,549	8,055
Automotive net cash provided by operating activities	$2,752	$486	$11,021	$9,631

Adjustments to free cash flow included the following items: accrued interest on the prepayment of the HCT notes of $0.2 billion in October 2013 and pension contributions of $0.1 billion related to the previously announced annuitization of the U.S. salaried pension plan in March 2013; voluntary contributions to the U.S. salaried pension plan of $2.3 billion for the purchase of annuity contracts and the premium paid to purchase our common stock from the UST of $0.4 billion in December 2012.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2013
Total net sales and revenue	$25,117	$5,280	$4,857	$4,098	$36	$—	$39,388	$1,101	$(4)	$40,485

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,278	$86	$1,231	$153	$16	$—	$2,764	$158	$—	$2,922

Equity income, net of tax and gain on investments	$5	$(1)	$385	$1	$—	$—	$390	$—	$—	$390

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2012
Total net sales and revenue	$22,836	$5,200	$6,301	$4,441	$(1)	$—	$38,777	$529	$1	$39,307

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$940	$5,742	$197	$131	$12	$—	$7,022	$69	$(3)	$7,088

Equity income, net of tax and gain on investments	$2	$—	$419	$—	$—	$—	$421	$—	$—	$421

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2013
Total net sales and revenue	$95,099	$20,110	$20,263	$16,478	$150	$—	$152,100	$3,344	$(17)	$155,427

Expenditures for property	$5,466	$770	$772	$444	$92	$5	$7,549	$16	$—	$7,565

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$4,216	$406	$1,806	$522	$63	$(1)	$7,012	$498	$(10)	$7,500

Equity income, net of tax and gain on investments	$15	$—	$1,794	$1	$—	$—	$1,810	$—	$—	$1,810

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2012
Total net sales and revenue	$89,910	$20,689	$22,954	$16,700	$40	$—	$150,293	$1,961	$2	$152,256

Expenditures for property	$4,766	$1,035	$1,225	$956	$77	$(4)	$8,055	$13	$—	$8,068

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$3,663	$6,570	$638	$483	$49	$(1)	$11,402	$225	$(10)	$11,617

Equity income, net of tax and gain on investments	$9	$—	$1,552	$1	$—	$—	$1,562	$—	$—	$1,562

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Years Ended
	December 31, 2013	December 31, 2012	December 31, 2011
Worldwide Employment (thousands)
GMNA(a)	109	101	98
GME	35	37	39
GMIO(b)	38	39	34
GMSA	31	32	33
GM Financial(c)	6	4	3
Total Worldwide	219	213	207

U.S. - Salaried	36	30	29
U.S. - Hourly	51	50	48
_________

(a)
Increase in GMNA employees in the year ended December 31, 2013 includes an increase of approximately 4,000 employees due to insourcing of certain information technology support functions that were previously provided by outside parties and an increase of approximately 3,000 employees due to increase in launches and ramp up in manufacturing volume.

(b)	Increase in GMIO employees in the year ended December 31, 2012 includes an increase of 4,000 employees due to the acquisition of GM India.

(c)	Increase in GM Financial employees in the year ended December 31, 2013 is due to the acquisition of certain Ally Financial international operations.

Wholesale and Retail Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. Worldwide market share and retail vehicle sales data exclude the markets of Cuba, Iran, North Korea, Sudan and Syria. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture retail vehicle sales in China.

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GMNA	863	826	3,276	3,207
GME	269	269	1,047	1,079
GMIO	259	297	1,037	1,109
GMSA	260	280	1,053	1,050
Total Worldwide	1,651	1,672	6,413	6,445

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

The following tables summarize total retail vehicle sales volume and market share by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Retail Vehicle Sales(a)(b)(c)
United States
Chevrolet - Cars	189	167	851	837
Chevrolet - Trucks	180	184	714	673
Chevrolet - Crossovers	85	80	382	341
Cadillac	49	46	183	150
Buick	48	43	206	180
GMC	118	107	451	414
Total United States	669	628	2,786	2,596
Canada, Mexico and Other	116	108	448	424
Total North America	785	736	3,234	3,019
Europe
Opel/Vauxhall	252	236	1,047	1,054
Chevrolet	119	137	508	553
Other	1	1	3	3
Total Europe	371	374	1,557	1,611
Asia/Pacific, Middle East and Africa
Chevrolet	309	329	1,155	1,186
Wuling	397	345	1,484	1,335
Buick	204	184	810	700
Holden	33	32	124	124
GMC	9	9	34	40
Cadillac	19	10	55	35
Other	69	59	224	195
Total Asia/Pacific, Middle East and Africa(d)	1,040	968	3,886	3,616
South America
Chevrolet	266	263	1,032	1,045
Other	2	2	6	6
Total South America	268	265	1,037	1,051
Total Worldwide	2,463	2,342	9,715	9,297
________

(a)
North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)
Includes the vehicle sales for joint ventures in the table below. Joint venture vehicle sales for General Motors India Private Limited and Chevrolet Sales India Private Limited (collectively GM India) are included in the table below through August 31, 2012.

	Years Ended
	December 31, 2013	December 31, 2012
Joint venture sales in China
SAIC General Motors Sales Co., Ltd.	1,512	1,331
SGMW and FAW-GM	1,644	1,501
Joint venture sales in India
GM India		64

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Market Share(a)(b)
United States - Cars	13.6%	12.7%	14.1%	14.3%
United States - Trucks	23.1%	24.9%	23.5%	23.7%
United States - Crossovers	16.9%	16.6%	17.8%	17.4%
Total United States	17.2%	17.1%	17.5%	17.5%
Total North America	16.7%	16.6%	16.9%	16.9%
Total Europe	7.9%	8.3%	8.3%	8.5%
Total Asia/Pacific, Middle East and Africa(c)	9.8%	9.8%	9.5%	9.5%
Total South America	17.8%	17.7%	17.5%	18.0%
Total Worldwide	11.4%	11.6%	11.5%	11.5%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	21.9%	27.9%	26.4%	30.6%
% Fleet Sales - Trucks	24.4%	21.8%	24.2%	25.3%
% Fleet Sales - Crossovers	15.6%	16.7%	18.6%	19.2%
Total Vehicles	21.3%	22.7%	23.6%	25.9%

North America Capacity Utilization	101.7%	93.4%	99.6%	97.5%
________
(a) Market Share information is based on retail vehicles sales volume.
(b) North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.
(c) Includes the vehicle sales for joint ventures in the table below. Joint venture vehicle sales for General Motors India Private Limited and Chevrolet Sales India Private Limited (collectively GM India) are included in the table below through August 31, 2012.

	Years Ended
	December 31, 2013	December 31, 2012
Joint venture sales in China
SAIC General Motors Sales Co., Ltd.	1,512	1,331
SGMW and FAW-GM	1,644	1,501
Joint venture sales in India
GM India		64

General Motors Company and Subsidiaries
Consolidating Sector Income Statements
(In millions)
(Unaudited)

	Year Ended December 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$152,100	$—	$(8)	$152,092
GM Financial	—	3,344	(9)	3,335
Total	152,100	3,344	(17)	155,427
Costs and expenses
Automotive cost of sales	134,929	—	(4)	134,925
GM Financial operating and other expenses	—	2,461	(13)	2,448
Automotive selling, general and administrative expense	12,382	—	—	12,382
Goodwill impairment charges	541	—	—	541
Total costs and expenses	147,852	2,461	(17)	150,296
Operating income	4,248	883	—	5,131
Automotive interest expense	338	—	(4)	334
Interest income and other non-operating income, net	1,066	—	(3)	1,063
Gain (loss) on extinguishment of debt	(212)	—	—	(212)
Equity income and gain on investments	1,810	—	—	1,810
Income before income taxes	6,574	883	1	7,458
Income tax expense	1,826	300	1	2,127
Net income	4,748	583	—	5,331
Net (income) loss attributable to noncontrolling interests	15	—	—	15
Net income attributable to stockholders	$4,763	$583	$—	$5,346

	Year Ended December 31, 2012
	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$150,293	$—	$2	$150,295
GM Financial	—	1,961	—	1,961
Total	150,293	1,961	2	152,256
Costs and expenses
Automotive cost of sales	140,223	—	13	140,236
GM Financial operating and other expenses	—	1,217	(10)	1,207
Automotive selling, general and administrative expense	14,031	—	—	14,031
Goodwill impairment charges	27,145	—	—	27,145
Total costs and expenses	181,399	1,217	3	182,619
Operating income (loss)	(31,106)	744	(1)	(30,363)
Automotive interest expense	489	—	—	489
Interest income and other non-operating income, net	845	—	—	845
Gain (loss) on extinguishment of debt	(250)	—	—	(250)
Equity income and gain on investments	1,562	—	—	1,562
Income (loss) before income taxes	(29,438)	744	(1)	(28,695)
Income tax expense (benefit)	(35,007)	177	(1)	(34,831)
Net income	5,569	567	—	6,136
Net loss attributable to noncontrolling interests	52	—	—	52
Net income attributable to stockholders	$5,621	$567	$—	$6,188

General Motors Company and Subsidiaries
Consolidating Sector Income Statements — (Continued)
(In millions)
(Unaudited)

	Year Ended December 31, 2011
	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$148,869	$—	$(3)	$148,866
GM Financial	—	1,410	—	1,410
Total	148,869	1,410	(3)	150,276
Costs and expenses
Automotive cost of sales	130,386	—	—	130,386
GM Financial operating and other expenses	—	788	(3)	785
Automotive selling, general and administrative expense	12,163	—	—	12,163
Goodwill impairment charges	1,286	—	—	1,286
Total costs and expenses	143,835	788	(3)	144,620
Operating income	5,034	622	—	5,656
Automotive interest expense	540	—	—	540
Interest income and other non-operating income, net	851	—	—	851
Gain on extinguishment of debt	18	—	—	18
Equity income and gain on investments	3,192	—	—	3,192
Income before income taxes	8,555	622	—	9,177
Income tax expense (benefit)	(295)	185	—	(110)
Net income	8,850	437	—	9,287
Net (income) loss attributable to noncontrolling interests	(97)	—	—	(97)
Net income attributable to stockholders	$8,753	$437	$—	$9,190

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months and year ended December 31, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share. In the three months and year ended December 31, 2013 GM was required to use the if-converted method for calculating earnings per share as the applicable market value of its common stock was within the price range of $33.00 to $39.60 per common share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Basic earnings per share
Net income attributable to stockholders	$1,040	$1,194	$5,346	$6,188
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock(a)	(127)	(215)	(1,576)	(859)
Less: undistributed earnings allocated to Series B Preferred Stock participating security	—	(87)	—	(470)
Net income attributable to common stockholders	$913	$892	$3,770	$4,859
Weighted-average common shares outstanding - basic	1,436	1,551	1,393	1,566
Basic earnings per common share	$0.64	$0.58	$2.71	$3.10
Diluted earnings per share
Net income attributable to stockholders	$1,040	$1,194	$5,346	$6,188
Add: preferred dividends to holders of Series B Preferred Stock	40	—	218	—
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock(a)	(127)	(215)	(1,576)	(859)
Less: undistributed earnings allocated to Series B Preferred Stock participating security	—	(81)	—	(442)
Net income attributable to common stockholders	$953	$898	$3,988	$4,887
Weighted-average common shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,436	1,551	1,393	1,566
Dilutive effect of warrants	153	116	146	104
Dilutive effect of conversion of Series B Preferred Stock	92	—	134	—
Dilutive effect of RSUs	4	7	3	5
Weighted-average common shares outstanding - diluted	1,685	1,674	1,676	1,675
Diluted earnings per common share	$0.57	$0.54	$2.38	$2.92
__________

(a)
Includes earned but undeclared dividends of $15 million and $26 million on our Series A Preferred Stock in the years ended December 31, 2013 and 2012 and $20 million on our Series B Preferred Stock in the year ended December 31, 2012.

General Motors Company and Subsidiaries
Consolidating Sector Balance Sheets
(In millions, except share amounts)
(Unaudited)

	December 31, 2013				December 31, 2012
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$18,947	$1,074	$—	$20,021	$17,133	$1,289	$—	$18,422
Marketable securities	8,972	—	—	8,972	8,988	—	—	8,988
Restricted cash and marketable securities	31	1,216	—	1,247	220	466	—	686
Accounts and notes receivable, net	8,806	846	(1,117)	8,535	10,384	34	(23)	10,395
GM Financial receivables, net	—	14,340	(62)	14,278	—	4,089	(45)	4,044
Inventories	14,039	—	—	14,039	14,714	—	—	14,714
Equipment on operating leases, net	2,398	—	—	2,398	1,782	—	—	1,782
Deferred income taxes	10,195	154	—	10,349	9,369	59	1	9,429
Other current assets	1,531	130	1	1,662	1,487	60	(11)	1,536
Total current assets	64,919	17,760	(1,178)	81,501	64,077	5,997	(78)	69,996
Non-current Assets
Restricted cash and marketable securities	88	741	—	829	380	302	—	682
GM Financial receivables, net	—	14,354	—	14,354	—	6,955	(1)	6,954
Equity in net assets of nonconsolidated affiliates	8,094	—	—	8,094	6,883	—	—	6,883
Property, net	25,736	132	(1)	25,867	24,144	52	—	24,196
Goodwill	137	1,422	1	1,560	695	1,278	—	1,973
Intangible assets, net	5,603	64	1	5,668	6,809	—	—	6,809
GM Financial equipment on operating leases, net	—	3,383	—	3,383	—	1,703	(54)	1,649
Deferred income taxes	22,620	116	—	22,736	27,883	38	1	27,922
Other assets	2,853	112	(613)	2,352	2,873	43	(558)	2,358
Total non-current assets	65,131	20,324	(612)	84,843	69,667	10,371	(612)	79,426
Total Assets	$130,050	$38,084	$(1,790)	$166,344	$133,744	$16,368	$(690)	$149,422
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$23,550	$589	$(518)	$23,621	$25,132	$57	$(23)	$25,166
Short-term debt and current portion of long-term debt
Automotive	1,223	—	(659)	564	1,792	—	(44)	1,748
GM Financial	—	13,594	—	13,594	—	3,770	—	3,770
Accrued liabilities	23,980	653	—	24,633	23,168	170	(30)	23,308
Total current liabilities	48,753	14,836	(1,177)	62,412	50,092	3,997	(97)	53,992
Non-current Liabilities
Long-term debt
Automotive	6,574	—	(1)	6,573	3,425	—	(1)	3,424
GM Financial	—	15,452	—	15,452	—	7,108	—	7,108
Postretirement benefits other than pensions	5,897	—	—	5,897	7,309	—	—	7,309
Pensions	19,378	105	—	19,483	27,420	—	—	27,420
Other liabilities and deferred income taxes	12,748	1,217	(612)	13,353	13,048	712	(591)	13,169
Total non-current liabilities	44,597	16,774	(613)	60,758	51,202	7,820	(592)	58,430
Total Liabilities	93,350	31,610	(1,790)	123,170	101,294	11,817	(689)	112,422
Equity
Preferred stock, $0.01 par value
Series A	3,109	—	—	3,109	5,536	—	—	5,536
Series B	—	—	—	—	4,855	—	—	4,855
Common stock, $0.01 par value	15	—	—	15	14	—	—	14
Additional paid-in capital	28,780	—	—	28,780	23,834	—	—	23,834
Retained earnings	7,353	6,463	—	13,816	5,503	4,554	—	10,057
Accumulated other comprehensive income (loss)	(3,124)	11	—	(3,113)	(8,048)	(3)	(1)	(8,052)
Total stockholders’ equity	36,133	6,474	—	42,607	31,694	4,551	(1)	36,244
Noncontrolling interests	567	—	—	567	756	—	—	756
Total Equity	36,700	6,474	—	43,174	32,450	4,551	(1)	37,000
Total Liabilities and Equity	$130,050	$38,084	$(1,790)	$166,344	$133,744	$16,368	$(690)	$149,422

General Motors Company and Subsidiaries
Consolidating Sector Statements of Cash Flows
(In millions)
(Unaudited)

	Year Ended December 31, 2013
	Automotive		GM Financial	Consolidated
Cash flows from operating activities
Net income	$4,748		$583	$5,331
Depreciation, impairment charges and amortization expense	7,553		488	8,041
Foreign currency remeasurement and transaction losses	352		(2)	350
Amortization of discount and issuance costs on debt issues	83		31	114
Undistributed earnings of nonconsolidated affiliates and gain on investments	(92)		—	(92)
Pension contributions and OPEB payments	(1,455)		(3)	(1,458)
Pension and OPEB (income) expense, net	633		5	638
(Gains) losses on extinguishment of debt	212		—	212
Provision (benefit) for deferred taxes	1,385		176	1,561
Change in other operating assets and liabilities	(1,412)		86	(1,326)
Other operating activities	(986)		245	(741)
Net cash provided by operating activities	11,021		1,609	12,630
Cash flows from investing activities
Expenditures for property	(7,549)		(16)	(7,565)
Available-for-sale marketable securities, acquisitions	(6,754)		—	(6,754)
Trading marketable securities, acquisitions	(3,214)		—	(3,214)
Available-for-sale marketable securities, liquidations	3,566		—	3,566
Trading marketable securities, liquidations	6,538		—	6,538
Acquisition of companies, net of cash acquired	(8)		(2,615)	(2,623)
Proceeds from sale of business units/investments, net of cash disposed	896		—	896
Increase in restricted cash and marketable securities	(308)		(676)	(984)
Decrease in restricted cash and marketable securities	698		409	1,107
Purchases and funding of finance receivables	—		(30,727)	(30,727)
Principal collections and recoveries on finance receivables	—		27,444	27,444
Purchases of leased vehicles, net	—		(2,254)	(2,254)
Proceeds from termination of leased vehicles	—		217	217
Other investing activities	(12)		3	(9)
Net cash used in investing activities	(6,147)		(8,215)	(14,362)
Cash flows from financing activities
Net increase (decrease) in short-term debt	156		—	156
Proceeds from issuance of debt (original maturities greater than three months)	5,430		22,611	28,041
Payments on debt (original maturities greater than three months)	(2,797)		(17,394)	(20,191)
Payments to purchase stock	(2,438)	—	—	(2,438)
Dividends paid (including charge related to purchase of Series A Preferred Stock)	(1,687)		—	(1,687)
Other financing activities	(76)		(74)	(150)
Net cash provided by (used in) financing activities	(1,412)		5,143	3,731
Effect of exchange rate changes on cash and cash equivalents	(391)		(9)	(400)
Net transactions with Automotive/GM Financial	(1,257)		1,257	—
Net increase (decrease) in cash and cash equivalents	1,814		(215)	1,599
Cash and cash equivalents at beginning of period	17,133		1,289	18,422
Cash and cash equivalents at end of period	$18,947		$1,074	$20,021

General Motors Company and Subsidiaries
Consolidating Sector Statements of Cash Flows — (Continued)
(In millions)
(Unaudited)

	Year Ended December 31, 2012
	Automotive		GM Financial		Consolidated
Cash flows from operating activities
Net income	$5,569		$567		$6,136
Depreciation, impairment charges and amortization expense	38,546		216		38,762
Foreign currency remeasurement and transaction losses	117		—		117
Amortization of discount and issuance costs on debt issues	189		(1)		188
Undistributed earnings of nonconsolidated affiliates and gain on investments	(179)		—		(179)
Pension contributions and OPEB payments	(3,759)		—		(3,759)
Pension and OPEB (income) expense, net	3,232		—		3,232
(Gains) losses on extinguishment of debt	250		—		250
Provision (benefit) for deferred taxes	(35,462)		(99)		(35,561)
Change in other operating assets and liabilities	573		57		630
Other operating activities	555		234		789
Net cash provided by operating activities	9,631		974		10,605
Cash flows from investing activities
Expenditures for property	(8,055)		(13)		(8,068)
Available-for-sale marketable securities, acquisitions	(4,650)		—		(4,650)
Trading marketable securities, acquisitions	(6,234)		—		(6,234)
Available-for-sale marketable securities, liquidations	10,519		—		10,519
Trading marketable securities, liquidations	7,267		—		7,267
Acquisition of companies, net of cash acquired	(44)		—		(44)
Proceeds from sale of business units/investments, net of cash disposed	18		—		18
Increase in restricted cash and marketable securities	(525)		(136)		(661)
Decrease in restricted cash and marketable securities	1,043		483		1,526
Purchases and funding of finance receivables	—		(6,789)		(6,789)
Principal collections and recoveries on finance receivables	—		4,674		4,674
Purchases of leased vehicles, net	—		(1,050)		(1,050)
Proceeds from termination of leased vehicles	4		55		59
Other investing activities	(72)		—		(72)
Net cash used in investing activities	(729)		(2,776)		(3,505)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(247)		—		(247)
Proceeds from issuance of debt (original maturities greater than three months)	436		8,600		9,036
Payments on debt (original maturities greater than three months)	(1,143)		(6,234)		(7,377)
Payments to purchase stock	(5,098)	—	—	—	(5,098)
Dividends paid	(939)		—		(939)
Other financing activities	(68)		(48)		(116)
Net cash provided by (used in) financing activities	(7,059)		2,318		(4,741)
Effect of exchange rate changes on cash and cash equivalents	(9)		1		(8)
Net transactions with Automotive/GM Financial	(200)		200		—
Net increase (decrease) in cash and cash equivalents	1,634		717		2,351
Cash and cash equivalents at beginning of period	15,499		572		16,071
Cash and cash equivalents at end of period	$17,133		$1,289		$18,422

General Motors Company and Subsidiaries
Consolidating Sector Statements of Cash Flows — (Continued)
(In millions)
(Unaudited)

	Year Ended December 31, 2011
	Automotive	GM Financial	Consolidated
Cash flows from operating activities
Net income	$8,850	$437	$9,287
Depreciation, impairment charges and amortization expense	7,344	83	7,427
Foreign currency remeasurement and transaction losses	56	(1)	55
Amortization of discount and issuance costs on debt issues	200	(40)	160
Undistributed earnings of nonconsolidated affiliates and gain on investments	(1,947)	—	(1,947)
Pension contributions and OPEB payments	(2,269)	—	(2,269)
Pension and OPEB (income) expense, net	(755)	—	(755)
(Gains) losses on extinguishment of debt	(18)	—	(18)
Provision (benefit) for deferred taxes	(311)	(7)	(318)
Change in other operating assets and liabilities	(4,052)	(70)	(4,122)
Other operating activities	331	335	666
Net cash provided by operating activities	7,429	737	8,166
Cash flows from investing activities
Expenditures for property	(6,241)	(8)	(6,249)
Available-for-sale marketable securities, acquisitions	(20,535)	—	(20,535)
Trading marketable securities, acquisitions	(6,571)	—	(6,571)
Available-for-sale marketable securities, liquidations	15,825	—	15,825
Trading marketable securities, liquidations	660	—	660
Acquisition of companies, net of cash acquired	(53)	—	(53)
Proceeds from sale of business units/investments, net of cash disposed	4,821	—	4,821
Increase in restricted cash and marketable securities	(543)	(185)	(728)
Decrease in restricted cash and marketable securities	1,894	173	2,067
Purchases and funding of finance receivables	—	(5,012)	(5,012)
Principal collections and recoveries on finance receivables	—	3,719	3,719
Purchases of leased vehicles, net	—	(837)	(837)
Proceeds from termination of leased vehicles	9	38	47
Other investing activities	106	—	106
Net cash used in investing activities	(10,628)	(2,112)	(12,740)
Cash flows from financing activities
Net increase (decrease) in short-term debt	131	—	131
Proceeds from issuance of debt (original maturities greater than three months)	467	8,567	9,034
Payments on debt (original maturities greater than three months)	(1,471)	(6,997)	(8,468)
Dividends paid	(916)	—	(916)
Other financing activities	(89)	(50)	(139)
Net cash provided by (used in) financing activities	(1,878)	1,520	(358)
Effect of exchange rate changes on cash and cash equivalents	(250)	(3)	(253)
Net transactions with Automotive/GM Financial	(235)	235	—
Net increase (decrease) in cash and cash equivalents	(5,562)	377	(5,185)
Cash and cash equivalents at beginning of period	21,061	195	21,256
Cash and cash equivalents at end of period	$15,499	$572	$16,071